Exhibit 4.5

AMENDMENT TO SHAREHOLDERS AGREEMENT

THIS AMENDMENT TO SHAREHOLDERS AGREEMENT (this “Amendment”) is entered into as of December 31, 2014, by and among:

1.	InnoLight Technology Corporation (the “Company”);

2.	GC I, LP;

3.	Lightspeed China Partners I, L.P.;

4.	Lightspeed China Partners I-A, L.P.; and

5.	Hua Yuan International Limited.

Each of the parties to this Amendment is referred to herein individually as a “Party” and collectively as the “Parties.” GC I, LP, Lightspeed China Partners I, L.P. and Lightspeed China Partners I-A, L.P. are referred to herein collectively as “Series C Preferred Shareholders.” Capitalized terms used but not defined herein shall have the meanings set forth in the shareholders agreement, dated September 26, 2014, entered into by and among the Company, the Series C Preferred Shareholders, the Company’s other then existing shareholders and certain other parties (the “Agreement”).

RECITALS

WHEREAS,

1. the Company has issued Hua Yuan International Limited (“Hua Yuan”) 1,900,000 series A preferred shares pursuant to the convertible promissory note issued by the Company to Hua Yuan under the convertible note purchase agreement dated July 11, 2014; and

2. in connection with the foregoing issuance and Hua Yuan’s becoming a shareholder of the Company, the Parties hereto desire to amend certain terms of the Agreement in accordance with Section 5.2 thereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1 AMENDMENTS

(1)	Schedule A-3 to the Agreement shall be amended as follows:

Series A Preferred Shareholders

Glory Castle Holdings Limited

Monet Investment Inc.

Chin-Shun Wu

Emil Chang

Hsing Hsien Kung

Acorn Campus Venture Fund III, LLC

Refele Holdings Limited

Hua Yuan International Limited

SECTION 2 EFFECT OF AMENDMENTS

This Amendment shall be deemed incorporated into, and form a part of, the Agreement and have the same legal validity and effect as the Agreement.

Except as expressly amended hereby, all terms and provisions of the Agreement are and shall remain in full force and effect, and all references to the Agreement shall hereafter refer to the Agreement as amended by this Amendment, and as it may hereafter be further amended or restated.

SECTION 3 MISCELLANEOUS

Section 10.3 (Governing Law) and Section 10.12 (Dispute Resolution) of the Agreement is hereby incorporated herein mutatis mutandis.

This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Company:

InnoLight Technology Corporation

By:	/s/ Sheng Liu
Name: Sheng Liu
Title: Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

GC I, LP

By:
GC I, GP, its general partner

By:	/s/ Eugene Frantz

Name:	Eugene Frantz

Title:	General Partner

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

LIGHTSPEED CHINA PARTNERS I, L.P.

By:	Lightspeed China Partners I GP, LLC, its general partner

By:	/s/ James Mi
James Mi, Managing Director

LIGHTSPEED CHINA PARTNERS I-A, L.P.

By:	Lightspeed China Partners I GP, LLC, its general partner

By:	/s/ James Mi
James Mi, Managing Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Hua Yuan International Limited

By:	/s/ Jianjiang Fei

Name:	Jianjiang Fei

Title:	Director

[Signature Page to Amendment to Shareholders Agreement]